DRAFT - 2/15/96


                    STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 1st day of March, 1996 by and between the following:

          HILB, ROGAL AND HAMILTON COMPANY, a corporation incorporated under the laws of the Commonwealth of Virginia ("HRH"); and

          HAYHURST ELIAS DUDEK, INC. (the "Buyer"), a corporation incorporated under the laws of Canada which is a wholly-owned subsidiary of Hilb, Rogal and Hamilton Company of Canada, Limited ("HRH Canada"), which itself is a corporation incorporated under the laws of Canada and is a wholly-owned subsidiary of HRH; and

          2992575 MANITOBA LTD., a corporation incorporated under the laws of the Province of Manitoba ("2992575 Ltd."); and

          DEPRES HARLAND & ASSOCIATES INSURANCE & SURETY BROKERS, LTD.,
               a corporation incorporated under the laws of the Province of
                Manitoba (the  "Agency"); and

          _____________________, an individual who is a resident of Winnipeg, Manitoba, Canada (the "Seller").


                      BACKGROUND STATEMENTS

          A. Description of Agency Business. The Agency is engaged in the business of owning and operating a general insurance and surety brokerage agency with its principal offices located in Winnipeg, Manitoba, Canada. The insurance business and surety brokerage and operations of the Agency are referred to in this Agreement as the "Agency Business."

          B.   Current Stock Ownership of the Agency.  George R.
     Depres, Robert R. Depres, George A. Peters and Nelson W. Hoe (each, individually a "Shareholder" and collectively, the "Shareholders") collectively own all of the issued and outstanding capital stock of 2992575 Ltd. (the "2992575 Ltd. Stock") as described on Schedule
     A which is attached hereto. 2992575 Ltd., in turn, owns all of the issued and outstanding capital stock of the Agency (the "Agency Stock") which capital stock is also described on Schedule A.

          C. The Stock Acquisition. Effective as of 12:01 a.m. on the Closing Date, the Buyer desires to purchase and acquire all of the issued and outstanding shares of 2992575 Ltd. Stock owned by the Seller, and the Seller desires to sell, assign and transfer all of his 2992575 Ltd. Stock to the Buyer, for the consideration and pursuant to the terms and conditions set forth in this Agreement (the "Stock Acquisition"). The Buyer desires to purchase and acquire all of the issued and outstanding 2992575 Ltd. Stock from all of the Shareholders in order to acquire the Agency, and the Shareholders desire to sell, assign and transfer all of their 2992575 Ltd. Stock to the Buyer concurrently, for the consideration and pursuant to the terms and conditions set forth in this Agreement. Each Shareholder desires to execute and deliver a separate stock purchase agreement individually substantially in the form of this Agreement (the "Stock Purchase Agreement(s)") to convey their respective holdings of 2992575 Ltd. Stock to the Buyer. The obligation of the Buyer to purchase the Seller's 2992575 Ltd. Stock will be contingent upon the concurrent purchase of all of the issued and outstanding shares of 2992575 Ltd. Stock from all of the Shareholders.

          D. The Amalgamation. Immediately after the completion of the Stock Acquisition, and effective as of 12:02 a.m. on the Closing Date, the Buyer, 2992575 Ltd. and the Agency will be amalgamated pursuant to the provisions of the Canada Business Corporations Act (the "Amalgamation") to form Hayhurst Elias Dudek, Inc., a surviving corporation qualified and validly existing under the laws of Canada (the "Surviving Corporation"). After the completion of the Amalgamation, the Surviving Corporation will be a wholly-owned subsidiary of HRH Canada and shall own and operate all of the Agency Business and all of the business currently owned and operated by the Buyer.

                       TERMS OF AGREEMENT

          In consideration of the foregoing facts and of the respective representations, warranties, covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                             PART A:

             THE STOCK ACQUISITION AND AMALGAMATION
                         AND THE CLOSING

          1.   THE STOCK ACQUISITION.

               1.1 Purchase and Sale of Stock. Effective as of 12:01 a.m. on the Closing Date, the Seller shall sell, assign and transfer to the Buyer, and the Buyer shall purchase and accept from the Seller, all of the issued and outstanding shares of 2992575 Ltd. Stock owned by the Seller. The obligation of the Buyer to purchase the Seller's 2992575 Ltd. Stock shall be contingent upon the concurrent purchase of all of the issued and outstanding shares of 2992575 Ltd. Stock from all of the Shareholders. Each Shareholder shall execute and deliver a Stock Purchase Agreement substantially in the form of this Agreement. By purchasing and acquiring all of the issued and outstanding shares of 2992575 Ltd. Stock, the Buyer shall also acquire, as an asset of 2992575 Ltd., all of the issued and outstanding shares of Agency Stock. The number of shares of capital stock set forth on Schedule A shall constitute all of the shares of capital stock, equities, securities or other interests of or in 2992575 Ltd. and the Agency, and shall be the stock acquired by the Buyer.
     Upon completion of the Stock Acquisition, the Buyer shall have acquired all of the business and operations comprising the Agency.

               1.2  Consideration; No Encumbrances.  For the
     Consideration (as defined in Section 2 below), the Seller shall deliver to the Buyer, free and clear of all mortgages, charges, pledges, security interests, conditional sales agreements, liens, encumbrances, actions, claims, demands, restrictions, equities of any nature whatsoever or howsoever arising, any adverse claims whatsoever or howsoever arising, and any rights or privileges capable of becoming any of the foregoing ("Encumbrances"), the number of shares of the capital stock of 2992575 Ltd. owned by the Seller as described on Schedule A, and the Seller shall receive therefor the Consideration as described in Section 2 below. The Consideration to be received by the Seller shall be subject to any rights of reduction and/or offset set forth in this Agreement or otherwise. The Buyer, in reliance on the representations, warranties, covenants and agreements of 2992575
     Ltd., the Agency, and the Seller (collectively referred to herein as the "Warranting Persons," and individually as a "Warranting Person,") in this Agreement and of the other Shareholders in their respective Stock Purchase Agreements, and subject to all of the terms and conditions contained herein, shall purchase and accept all of the Seller's
     2992575 Ltd. Stock from the Seller free and clear of all Encumbrances and shall pay and tender the Consideration to the Seller. This Agreement shall not, under any circumstances, be consummated and the Consideration shall not be paid to the Seller, unless one hundred percent (100%) of the shares of 2992575 Ltd. Stock are tendered to the Buyer by all of the Shareholders and one hundred percent of the Agency Stock is also acquired in accordance with the terms of this Agreement.

          2.   THE CONSIDERATION.

               2.1 Consideration for the 2992575 Ltd. Stock. The total consideration (referred to in this Agreement as the "Consideration" and stated in dollar amounts of the lawful money of Canada) shall be paid or delivered by the Buyer to the Seller on the Closing Date and shall consist of the following:

                    (a)  HRH Stock.  Subject to the provisions of
     Section 2.2 below, stock certificates evidencing that number of shares of HRH's common stock ("HRH Stock") which equals a value of [CDN $253,846 for George Depres, and CDN $115,385 each for each other Shareholder], when such HRH Stock is valued, per share, at the average of the closing price on the New York Stock Exchange for common stock of HRH for each of ten (10) consecutive trading days with the tenth and final trading day being the last trading day which is ten (10) trading days prior to the Closing Date.

                    (b)  Cash Consideration.  As provided in Section
     2.2 below, the aggregate cash sum of [CDN $169,231 for George
     Depres, and CDN $76,923 each for each other Shareholder], by certified check, wire transfer of collected funds or intra-bank transfer (referred to herein as the "Closing Cash Consideration").

                    (c)  Contingent Consideration.  The amount of
     Contingent Consideration (as defined in Section 3.1(d) below), if any, to which the Seller is entitled to receive pursuant to Section 3 below. The Seller acknowledges and agrees that he is also subject to the Consideration Reduction, as defined in Section 3.1(e) below.

                    (d)  Deferred Consideration.  Subject to the
     applicable provisions of Section 3 below, a deferred cash balance, which shall consist of three (3) payments, due fourteen (14), twenty-six (26) and thirty-eight (38) months after the Closing Date in the maximum amounts, before offset or reduction, each of [CDN
     $133,974 for George Depres, and CDN $60,898 for each other Shareholder] (the "Deferred Consideration"). If applicable, imputed interest will be factored into each Deferred Payment (as defined below) in accordance with the Canadian Income Tax Act, but the maximum amount of each Payment shall not be increased. The fourteen-month payment of the Deferred Consideration shall be referred to in this Agreement as the "First Deferred Payment," the twenty-six-month payment of the Deferred Consideration shall be referred to in this Agreement as the "Second Deferred Payment," and the thirty-eight-month payment of the Deferred Consideration shall be referred to in this Agreement as the "Third Deferred Payment."

                    (d)  Exchange Rate.  For all deliveries of
     Consideration or any other payments which are made under this Agreement other than those that are in collected funds in the currency specified hereunder, the exchange rate for Canadian or United States dollars shall be the average of the exchange rates published in the Wall Street Journal for each of ten (10) consecutive business days with the tenth and final business day being the last business day which is ten (10) business days prior to the payment due date (the "Exchange Rate").

                    (e)  Rights of Offset, Reduction and
     Indemnification.  The Consideration (whether comprised of HRH
     Stock, Cash, Contingent or Deferred Consideration) shall be subject to a right of offset as available at law, and such other rights of indemnification, offset and reduction as provided in this Agreement.

               2.2  Delivery and Payment of Consideration; Escrow.
     At the Closing, in exchange for the Seller's 2992575 Ltd. Stock, the Buyer shall pay and deliver to the Seller (i) the HRH Stock less the amount of such Stock that shall be held by the Buyer and/or HRH in escrow pursuant to Section 13.5 of this Agreement (the "Escrowed
     Stock"), and (ii) the Closing Cash Consideration. The Escrowed Stock shall be subject to a right of offset as available at law, and such other rights of indemnification, offset and reduction as provided in this Agreement.

          3.   CONTINGENT CONSIDERATION AND CONSIDERATION
                    REDUCTION.

               3.1  Determination of Contingent Consideration and
     Consideration Reduction; Financial Statements.

                    (a) Preparation of Financial Statements. As soon as practicable after the close of business of the Agency on February 29, 1996, (the "Pre-Effective Moment") and, in any event, within sixty-two (62) days after the Closing Date, the Shareholders shall cause the firm of Knowles, Warkentin & Bridges, Chartered Accountants, of Winnipeg, Manitoba (the "Designated Accountants") to prepare and deliver to them, HRH and the Surviving Corporation, audited balance sheets of the Agency and 2992575 Ltd., prepared in accordance with HRH GAAP Policy (as defined below), and with disclosure similar to the form of the financial statements attached hereto as Exhibit 3.1(a) (the "Acquisition Audited Balance Sheets" which shall then be consolidated and referred to herein as the "Consolidated Balance Sheet"), together with the customary opinion of the Designated Accountants given with respect to such financial statements. For the purposes of this Agreement, "HRH GAAP Policy" shall mean the generally accepted accounting principles of HRH which are applied uniformly in determining the net profit of each subsidiary of HRH and which have been provided to the Shareholders in the form of HRH's Accounting Policies and Procedures Manual.

                    The Shareholders also shall cause the Designated Accountants to prepare and deliver (not later than twenty days prior to the Closing) to them, HRH and the Buyer, prior to the Closing Date,
     (1) audited financial statements of the Agency and 2992575 Ltd., in the case of the Agency as of May 31, 1995 and as of and for the most recent annual period of 2992575 Ltd., prepared in accordance with HRH GAAP Policy in Securities and Exchange Commission format
     (the "Prior Year 1 Financial Statements"), together with the customary opinion of the Designated Accountants given with respect to such financial statements; (2) unaudited comparison statements for the periods ended May 31, 1994 in the case of the Agency and as of and for the 1994 year end of 2992575 Ltd. (the "Prior Year 2
     Financial Statements"); (3) unaudited comparison statements for the periods ended May 31, 1993 in the case of the Agency and as of and for the 1993 year end of 2992575 Ltd. (the "Prior Year 3 Financial Statements"); (4) unaudited comparison statements for the Agency for the quarters ended December 31, 1995, and December 31, 1994 (the "Quarterly Statements"); and (5) unaudited comparison statements for the seven month stub periods beginning with the fiscal year and ending December 31, 1994, and December 31, 1995 ( the Stub
     Statements ). The Prior Year 1 Financial Statements, Prior Year 2 Financial Statements, Prior Year 3 Financial Statements, Quarterly Statements and the Stub Statements are attached hereto as Exhibit 3.1(a) and are collectively referred to herein as the "Prior Years' Financial Statements." In addition, the Shareholders shall cause the Designated Accountants to permit Buyer's in-house financial officer or any firm of certified public accountants (if U.S.) or chartered accountants (if Canadian) designated by the Buyer (referred to below as the "Buyer's Reviewer") reasonable access to the work papers, schedules, memoranda and other documents used in preparing the Prior Years' Financial Statements.

                    (b)  Review and Adjustment of  Acquisition
     Audited Balance Sheets. As soon as is reasonably practicable after delivery to the Surviving Corporation of the Acquisition Audited Balance Sheets, and, in any event, within thirty (30) days after such delivery, the Surviving Corporation shall give written notice to the Shareholders accepting the Acquisition Audited Balance Sheets as prepared or specifying any disagreement with respect to any item in such document. In the event of a disagreement, the Shareholders and the Surviving Corporation shall each make a good faith attempt to reconcile the differences; however, if they are unable to reconcile all differences within a period of fourteen (14) days after notification to the Shareholders of such disagreement, then the Shareholders and the Surviving Corporation shall submit all questions in dispute to one of the "Big Six" firms of chartered accountants (other than the Buyer's Reviewer, the Surviving Corporation's outside auditors and the Designated Accountants) located in the Winnipeg, Manitoba region, as may be agreed upon by the Shareholders and the Surviving
     Corporation or, in default of such Agreement, as may be determined by the President of the Canadian Institute of Chartered Accountants, which chosen accounting firm ("Umpire") shall, within a period of thirty (30) days after submission, determine and report to the Shareholders and the Surviving Corporation upon all questions in dispute, and the report of the Umpire shall be final, conclusive and binding on the Shareholders and the Surviving Corporation. The fees charged by the Umpire shall be equally divided between the Shareholders and the Surviving Corporation.

                    (c) Definition of Tangible Net Worth. As used herein, the term "Tangible Net Worth" shall mean the amount determined from Consolidated Balance Sheet when intangible assets and fixed assets (except for CDN $20,000.00 of value) are subtracted from stockholders' equity. For the purposes of determining Tangible Net Worth, it is acknowledged that HRH GAAP Policy recognizes direct bill and contingent commission income when received, and that HRH has assumed that 2992575 Ltd. will have CDN $230,000.00 of cash and no liabilities in its Acquisition Audited Balance Sheet.

                    (d)  Determination and Payment of Contingent
     Consideration.  If the Tangible Net Worth shall exceed CDN $250,000
     (Two Hundred Fifty Thousand Canadian Dollars) (the amount of such excess being referred to below as "Contingent Consideration"), then, within a period of fifteen (15) days after the final determination of the Tangible Net Worth in accordance with foregoing provisions of this
     Section 3.1, the Surviving Corporation shall pay to the Seller, as additional Consideration, _____ percent [42.30769% for George
     Depres, and 19.23077% for each other Shareholder] of the Contingent Consideration.

                    (e)  Determination of Consideration Reduction.
     If, on the other hand, the Tangible Net Worth shall be less than CDN $250,000 (Two Hundred Fifty Thousand Canadian Dollars) (the amount of such deficit being referred to below as "Consideration Reduction"), then, the Consideration for the 2992575 Ltd. Stock to be received by all Shareholders shall be deemed automatically reduced, on a dollar-for-dollar basis, by an amount equal to the Consideration Reduction, and the Seller shall individually be obligated for _____ percent [42.30769% for George Depres, and 19.23077% for each other Shareholder] of the Consideration Reduction. In such event, the provisions of subparagraph (i) below shall become applicable or, if the Shareholders, collectively, do not comply with the provisions of subparagraph (i) below, then the provisions of subparagraph (ii) below automatically shall become applicable:

                         (i)  Within a period of fifteen (15) days
     after the final determination of the Tangible Net Worth in accordance with the foregoing provisions of this Section 3.1, the Shareholders shall refund to the Surviving Corporation, as a reduction in the aggregate Consideration, an amount equal to their percentage portion of the Consideration Reduction in the form of one or more cashier's checks made payable to the Surviving Corporation.

                         (ii) If the Shareholders having received any Consideration shall fail or refuse to comply with the provisions of subparagraph (i) above within the time limit specified therein, then in addition to all other remedies at law or in equity which the Surviving Corporation might have, and without limiting the foregoing, the Surviving Corporation shall be entitled to reduce the amount of such of the HRH Stock being held pursuant to the escrow and apply such HRH Stock against the Consideration Reduction and/or to reduce any Deferred Payments pursuant to Section 3.2 hereof (in addition to any other reduction provided for therein) to any of the Shareholders effective retroactively to the Closing Date, by a pro rata portion of the amount, plus interest computed from the Closing Date at the rate of ten percent (10%) per annum compounded daily. Each Shareholder shall be jointly and severally liable for the repayment of the Consideration Reduction.

               3.2  Reduction of Deferred Consideration.

                    (a) Determination of Agency Core Revenue. As used herein, the term "Agency Core Revenue" shall mean the net commissions and fees recognized by the Surviving Corporation from the fifteen (15) largest accounts of the Agency, which accounts shall initially be determined as of December 31,1995 and shall be set forth in Schedule 3.2 (and which accounts shall be referred to herein as the
      Core Accounts ), and for each of the twelve (12) month periods beginning March 1, 1996 ("Year 1"), March 1, 1997 ("Year 2"), and March 1, 1998 ("Year 3"). The Warranting Persons represent and warrant, jointly and severally as if such representation and warranty were made a part of Section 6 of this Agreement, that the Core Accounts and Agency Core Revenue determined as of December 31,
     1995 have been determined in accordance with HRH GAAP Policy and are true, accurate and complete as of that date. The Seller agrees that, for periods after December 31, 1995, the Core Accounts and the Agency Core Revenue shall be determined in a manner consistent with the initial determination (i.e., in accordance with HRH GAAP Policy) and as otherwise set forth on Schedule 3.2.

                    The parties acknowledge that annualized revenue of Agency is approximately CDN $1,100,000, but have agreed to determine the Deferred Payments based on the concept of net commissions from the Core Accounts, plus a growth potential specified herein. The parties agree that the annualized net commissions and fees from the Core Accounts as of December 31, 1995, is CDN $464,960.00 ( the Threshold ), and that the maximum Deferred Payment results when Agency Core Revenue for either Year
     1, Year 2 or Year 3 equals or exceeds the sum of the Threshold plus
     CDN $133,333. Finally, the parties to this Agreement and the other Shareholders agree that, for contingent commission income of the Agency attributable to any period prior to January 1, 1996 and received prior to July 1, 1996 (whether such receipt is by the Acquired Corporations or the Surviving Corporation), fifty percent (50%) of such income shall be paid to the Buyer, and the other fifty percent (50%) shall be paid to the Shareholders, of which the Seller shall receive ____% [42.30769% for George Depres, and 19.23077% for each other Shareholder], except to the extent the Seller shall not have complied with any repayment obligation set forth in Section 3.1(e), if any. All contingent commission income, whether attributable to the Agency operations before January 1, 1996 or not, and received after June 30, 1996, shall be paid to and retained by the Surviving Corporation. The Surviving Corporation shall cause the Agency Core Revenue to be determined, and the amount thereof communicated to the Shareholders, as soon as is reasonably practicable after Year 1, Year 2, and Year 3, and, in any event, within sixty-two (62) days thereafter. In the event of a disagreement by the Shareholders, collectively, as to the computation of the Agency Core Revenue for any given Year, such disagreement shall be resolved in the same manner as provided in the case of a disagreement as to the Acquisition Audited Balance Sheet under the provisions of Section 3.1 above.

                    (b)  Reduction of Deferred Payments.  To the
     extent that Agency Core Revenue in any of Year 1, Year 2 or Year 3 shall be less than [CDN $598,293.00], then for each dollar (CDN $1) of such deficiency in any one Year up to CDN $133,333.00 (for
     Agency Core Revenue of CDN $464,960.00) the Surviving
     Corporation shall be entitled, automatically without any further action, to reduce (before any offset or indemnity) the applicable aggregate Deferred Payment to all the Shareholders by CDN $0.50; and, to the extent Agency Core Revenue in any of Year 1, Year 2 or Year 3 shall be less than CDN $464,960.00, then for each dollar (CDN $1) of such further deficiency below CDN $464,960.00 in any one Year up to CDN $333,333.00 (for Agency Core Revenue of CDN $131,627.00) the Surviving Corporation shall be entitled, automatically without any further action, to reduce further (before any offset or indemnity) the applicable aggregate Deferred Payment to all of the Shareholders by CDN $0.75. For example, if the Year 1 deficiency equals CDN
     $100,000.00 for Agency Core Revenue of CDN $498,293.00, the
     First Deferred Payment would be reduced in the aggregate by CDN $50,000.00 down to the aggregate amount payable of CDN
     $266,667.00, and Seller s portion thereof shall be [CDN $112,821.00 for George Depres, and CDN $51,282.00 for each other Shareholder].
     If the Year 2 deficiency equals CDN $200,000 for Agency Core
     Revenue of CDN $398,293.00, the Second Deferred Payment due to the Shareholders collectively would be reduced in the aggregate by CDN $116,667.00 (50% of the first $133,333.00 plus 75% of the remaining $66,667.00) down to the aggregate amount payable of CDN $200,000.00, and Seller s portion thereof shall be [CDN
     $84,615.00 for George Depres, and CDN $38,462.00 for each other Shareholder]. If the Agency Core Revenue of any Year is less than CDN $131,627.00, the Shareholders shall not be entitled to any of the Deferred Payment payable for that Year.

               3.3 No Commissions Counted Twice. Notwithstanding anything in the foregoing to the contrary, the accounting for any account for purposes of determining Year 1, Year 2 or Year 3 Agency Core Revenue shall be done in such a manner as to prevent any commissions which are earned in one year from being counted in two years and in such a manner as to prevent two years of commissions from any such account as being earned in any one year.

          4.   AMALGAMATION.

               4.1 Amalgamation. Immediately after the completion of the Stock Acquisition, and effective as of 12:02 a.m. on the Closing Date, the Buyer, 2992575 Ltd. and the Agency will be amalgamated pursuant to the provisions of the Canada Business Corporations Act to form Hayhurst Elias Dudek, Inc., a corporation qualified and validly existing under the laws of Canada. Immediately upon the completion of the Amalgamation, the Surviving Corporation shall (i) be a wholly-owned subsidiary of HRH Canada, and (ii) among other things, own all of the assets and have all of the authority, power, licenses and permits of the Agency to conduct the Agency's business, own its properties and continue its operations. Prior to, and in connection with the Amalgamation, the Shareholders shall cause, to the extent they are not already, 2992575 Ltd. and the Agency to be continued federally pursuant to the Canada Business Corporations Act in order to facilitate their amalgamation to form the Surviving Corporation.

               4.2  Deliveries in Connection with the Amalgamation.
     Upon the completion of the Amalgamation, (1) the Buyer shall promptly be provided with an original copy of the fully executed amalgamation agreement by the Shareholders, (2) the Buyer shall promptly be provided with originals of all stock certificates duly endorsed evidencing the cancellation of the issued and outstanding 2992575 Ltd. Stock and Agency Stock as a result of the amalgamation by the Shareholders, (3) one share certificate in the name of HRH Canada evidencing all of the issued and outstanding shares of the Surviving Corporation shall be issued by the Surviving Corporation, (4) the Buyer shall promptly be provided with originals of appropriate federal and/or provincial certificates confirming the completion of the Amalgamation by the Shareholders, (5) originals of appropriate provincial certificates confirming that the Surviving Corporation is duly qualified to conduct its business and operations in all provinces that it was qualified to do business prior to the Amalgamation shall be obtained by the Surviving Corporation, and
     (6) such other documentation reasonably requested by HRH Canada in connection with such transactions shall be promptly provided to it.

          5. CLOSING. The closing of the transactions contemplated by this Agreement shall include the completion and consummation in immediate succession of (1) the Stock Acquisition which shall be effective as of 12:01 a.m. on the Closing Date, and (2) the Amalgamation which shall be effective as of 12:02 a.m. on the Closing Date (which transactions are collectively referred to in this Agreement as the "Closing"). The Closing shall take place at the offices of the Buyer in Winnipeg, Manitoba on March 1, 1996 (the "Closing Date"), or at such other place and at such other time as shall be mutually agreed upon by the parties to this Agreement.

                             PART B:

                 REPRESENTATIONS AND WARRANTIES

          6.   REPRESENTATIONS AND WARRANTIES OF THE
     WARRANTING PERSONS. The Warranting Persons, jointly and severally, represent and warrant, both as of the date of this Agreement and as of the Closing Date, to the Buyer and HRH as follows, and confirm that the Buyer and HRH are relying upon the accuracy of each of such representations and warranties in connection with the purchase of the 2992575 Ltd. Stock and the Agency Stock, and the completion of the other transactions hereunder:

               6.1 Organization and Standing of 2992575 Ltd. and the Agency.

                    (a)  Each of 2992575 and the Agency (also
     referred to herein as an "Acquired Corporation" or the "Acquired Corporations") is a corporation duly incorporated and organized, validly existing and in good standing in all respects, and is validly registered in all respects, under the laws of the jurisdiction of its incorporation and has all necessary power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease.

                    (b) Each Acquired Corporation is duly licensed, registered and qualified to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction in which
     (i) it owns or leases property, or (ii) the nature or conduct of its business or any part thereof, or the nature of the property of the Acquired Corporation or any part thereof, makes such qualification necessary or desirable to enable its business to be carried on as now conducted or to enable the property and assets of the Acquired
     Corporation to be owned, leased and/or operated by it. Each Acquired Corporation is licensed, registered and qualified to do business in the Province of Manitoba and the Northwest Territories, and the nature of the business conducted by each Acquired Corporation and the character or ownership of properties owned and/or leased by it do not require it to be licensed, registered or qualified to do business in any other province or jurisdiction. Furthermore, the nature of the business conducted by each Acquired Corporation does not require it or any of its employees to qualify for, or to obtain any insurance agency, brokerage, adjuster, or other similar license or permit in any jurisdiction other than the Province of Manitoba and the Northwest Territories.

                    (c) The copies of the articles of incorporation, bylaws and other constating documents, and all amendments thereto, of each Acquired Corporation, attached hereto as Schedule 6.1(c), are complete and correct as of the date hereof. Each Acquired Corporation's minute book or minute books contain a complete and accurate record in all material respects of all meetings and other corporate actions of each Acquired Corporation's shareholders and directors.

               6.2 Corporate Name and Intellectual Property Matters. Neither any of the Acquired Corporations nor any of the Warranting Persons has granted to anyone any right to use the Agency's corporate name or any name similar to the Agency's corporate name.
     Also:

                    (a) Schedule 6.2(a) attached hereto lists and contains a description of:

                         (1)  all patents, patent applications and
     registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by the Agency or relating to the operation of the Agency's business;

                         (2)  all trade secrets, know-how,
     inventions and other intellectual property owned or used by the Agency or relating to its business, and

                         (3)  all computer systems and application
     software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned or used by the Agency or relating to the Agency's business,

     (all of the foregoing being hereinafter collectively called the "Intellectual Property").

                    (b)  The Acquired Corporations have good and
     valid title to all of the Intellectual Property, free and clear of any and all Encumbrances. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Acquired Corporations have been provided to the Buyer. No royalty or other fee is required to be paid by the Acquired Corporations to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to Buyer. The Acquired Corporations have protected the Agency's rights in the Intellectual Property in the manner and to the extent described in Schedule 6.2(a). The Acquired Corporations have the exclusive right to use all of the Intellectual Property and have not granted any license or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Acquired Corporations to any other person have been provided to the Buyer.

                    (c) There are no restrictions on the ability of the Acquired Corporations or any successor to or assignee from them to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of the Acquired Corporations in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

                    (d) The conduct of the Agency's Business and the use of the Intellectual Property does not infringe, and neither the Agency nor the Acquired Corporations have received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the conduct of the Agency's or their business does not include any activity which may constitute passing off.

                    (e)  To the best of the Warranting Persons'
     knowledge, the computer systems, including hardware and software, are free from viruses and the Warranting Persons have taken, and will continue to take, all steps and implement all procedures necessary to ensure, so far as reasonably possible, that such systems are free from viruses and will remain so until the Closing Date.

               6.3 Capitalization of Acquired Corporations. The capitalization of each Acquired Corporation is as follows:

                    (a) Each Acquired Corporation is authorized to issue the number of shares of capital stock set forth on Schedule 6.3 attached hereto. The number of issued and outstanding shares of capital stock of each Acquired Corporation is also set forth on
     Schedule 6.3 attached hereto.

                    (b) All of the issued and outstanding shares of 2992575 Ltd. Stock and Agency Stock (collectively, the "Stock") have been duly and validly issued and are fully paid and nonassessable. The issuance of all shares of such Stock was and has been in compliance with all applicable statutes, rules and regulations, including, without limitation, all applicable federal, provincial and state securities laws. There is no existing option, warrant, call or commitment to which any Acquired Corporation is a party requiring the issuance of any additional shares of Stock or of any other securities convertible into shares of Stock or any other equity security of any class or character whatsoever.

                    (c)  Each Acquired Corporation is a "private
     company", as defined in the Securities Act, R.S.M. 1988, c. S50 (Manitoba). No shares of the authorized stock of any Acquired Corporation have ever been registered under the provisions of any federal, provincial or state securities law and no Acquired Corporation has ever filed or been required to file any report with any federal, provincial or state securities commission, department, division or other governmental agency. No shares or other securities of any Acquired Corporation have been issued in violation of any laws, the articles of incorporation, bylaws or other constating documents of any Acquired Corporation or the terms of any shareholders' agreement or any agreement to which any Acquired Corporation is or has been a party or by which it is or has been bound.

                    (d) No present or prior holder of any shares of the authorized capital of any Acquired Corporation is entitled to any dividends or other distributions with respect to any such shares now or heretofore outstanding.

               6.4  Ownership of the Acquired Stock.

                    (a) As of the date of this Agreement and as of the effective time of the Stock Acquisition, each Shareholder and 2992575 Ltd. is the shareholder of record and the beneficial owner, with good and marketable title thereto, of the number of shares of Stock set forth opposite its or his name in Schedule A of this Agreement, free and clear of any and all Encumbrances. There are no marital or other rights or interests of any spouses, past or present, of the parties to this Agreement in or to the Stock of any kind. All persons (including the spouse of the Seller) who have any marital or other rights or interests in or to the Stock are parties to this Agreement.

                    (b)  No person has any agreement, option,
     understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

                         (1)  the purchase, subscription, allotment
     or issuance of, or conversion into, any of the unissued shares in the capital of any Acquired Corporation or any securities of an Acquired Corporation;

                         (2)  the purchase from any Warranting
     Person of any of the Stock, or

                         (3)  the purchase or other acquisition from
     any Acquired Corporation of any its undertaking, property or assets, other than in the ordinary course of its business.

                    (c)  As of the Closing, there shall be no
     shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of any Acquired Corporation.

               6.5  Authority.

                    (a) The Warranting Persons, individually and collectively, have full and complete authority to enter into this Agreement and to perform all of their obligations under this Agreement. The Warranting Persons agree that they shall take all steps and perform all actions necessary to cause the approval of the Agreement and the transactions contemplated hereby by the Acquired Corporations within the time period called for herein.

                    (b) Each of the Acquired Corporations and their respective shareholders and boards of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and all ancillary documents and agreements for the consummation of the transactions contemplated herein (the "Ancillary Agreements").

                    (c)  This Agreement and each Ancillary
     Agreement is a legal, valid and binding obligation of the Warranting Persons and the Shareholders enforceable against each of them in accordance with its terms.

               6.6 Subsidiaries and Other Relationships. The Acquired Corporations do not own any stock or other interest in any other corporation, nor are they a participant in any joint venture, partnership or similar enterprise with any other person or entity. No Acquired Corporation is subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person or entity. Disclosed on Schedule 6.6 attached hereto is a description of all of the business activities of each Acquired Corporation. The Acquired Corporations have not operated any business other than as described in Schedule 6.6, and no Acquired Corporation has conducted any active business since its respective date of incorporation. 2992575 Ltd. has only acted as a holding corporation to own only the stock of the Agency.

               6.7 Financial Statements. The Warranting Persons have caused to be delivered to the Buyer a true and complete copy of the Prior Years Financial Statements, of which copies are attached hereto as Exhibit 3.1(a). In addition, the Warranting Persons shall cause to be prepared and promptly delivered to the Buyer, as soon as available and, in all events within sixty-two (62) days after the Closing Date, the Acquisition Audited Balance Sheets (referenced in Section 3.1(a) above). Each of the foregoing financial statements is or will be true and correct in all respects, is or will be in accordance with the books and records of the Acquired Corporations, presents or will present fairly the financial condition and results of operations of the Acquired Corporations as of the date and for the period indicated, and has been prepared, or will be prepared, in accordance with HRH GAAP
     Policy consistently applied throughout the periods covered by such statements (including, but not limited to, the establishment of reserves for bad debts and accruals for all outstanding debts and expenses as of the Pre-Effective Moment). Furthermore, all such financial statements do not contain and will not contain any untrue statement of any material fact nor omit to state or will omit to state any material fact required to be stated to make such financial statements not misleading. Without limiting the generality of the foregoing, the commission income reflected in each of the foregoing statements of income is or will be true and correct, and the accounts payable reflected in each of the foregoing statements is or will be true and correct.

               6.8  Absence of Undisclosed Liabilities.  The term  "Most
     Recent Balance Sheet," as used in this Section, means the balance sheet of the Agency at December 31, 1995. Also, the term "Most
     Recent Balance Sheet Date," as used in this Section, means December
     31, 1995. Except as and to the extent specifically reflected, provided for or reserved against in the Most Recent Balance Sheet or except as disclosed in Schedule 6.8 to this Agreement, the Acquired
     Corporations, as of the Most Recent Balance Sheet Date, did not have any indebtedness, liability or obligation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, tax liabilities due or to become due, and whether incurred in respect of or measured by the income of the Acquired Corporations for any period prior to the Most Recent Balance Sheet Date, or arising out of transactions entered into, or any state of facts existing, prior thereto, and none of the Warranting Persons knows or has reasonable grounds to know of any basis for the assertion against any Acquired Corporation, as of the Most Recent Balance Sheet Date, of any indebtedness, liability or obligation of any nature or in any amount not fully reflected or reserved against in the Most Recent Balance Sheet or otherwise disclosed in any Schedule to this Agreement.

               6.9  No Adverse Change.  Since the Most Recent Balance
     Sheet Date, there has been no material change in the financial condition, results of operations or business prospects of any Acquired Corporation other than changes occurring in the ordinary course of business or except as otherwise disclosed in any of the Schedules to this Agreement, which changes have not had a material adverse effect on the financial condition, results of operations or business prospects
     of any Acquired Corporation.   Without limiting the generality of the
     foregoing, since the Most Recent Balance Sheet Date, there has been no material adverse change in the insurance accounts included within the Agency's "Book of Business," and none of the Warranting
     Persons knows or has reasonable grounds to know of any basis for any material adverse change in the insurance accounts included in the Agency's "Book of Business" between the date hereof and the Closing Date. For purposes hereof, "material adverse change" in the insurance accounts included in the Agency's "Book of Business" means, without limitation, the loss of any account generating an aggregate annual commission or fee income of CDN $5,000.00 or more or the loss of any program generating CDN $10,000 or more of revenues.

               6.10  Taxes.

                    (a)  Each Acquired Corporation has filed all
     federal, provincial, state, municipal, local, income, withholding, social security, unemployment, excise, real property tax, tangible personal property tax, intangible personal property tax and all other tax returns and reports required to be filed by it to the date hereof in a timely manner, and all of such returns and reports are true and correct. All taxes, assessments, reassessments, fees, penalties, interest, rates, levies and other governmental charges (collectively, "Government Charges") which were required to be paid by an Acquired Corporation on such returns and reports have been duly paid and satisfied on or before their respective due date.

                    (b) Canadian federal and provincial income tax assessments have been issued to each Acquired Corporation covering all past periods up to and including the most recent fiscal year. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made, or, to the best of the knowledge of the Warranting Persons and the Acquired Corporations, threatened against any Acquired Corporation in respect to any Government Charge. No tax deficiency or penalty has been asserted or threatened with respect to any Acquired Corporation. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any Government Charge by any Acquired Corporation or the period for any assessment or reassessment of such tax. Only the fiscal year of the Acquired Corporations subsequent to ____________ remains open for reassessment for additional taxes.

                    (c) No federal, provincial, municipal or state income tax return of an Acquired Corporation has been audited or, to the knowledge of any of the Warranting Persons, proposed to be audited, by any federal, provincial, municipal or state taxing authority, including, without limitation, the U.S. Internal Revenue Service, Revenue Canada and any provincial agency, authority, board or commission, and no waiver of any statute of limitations has been given or is in effect with respect to the assessment of any Government Charges against any Acquired Corporation. The provisions for Government Charges included in the Most Recent
     Balance Sheet and in the Prior Years Financial Statements, have been or will be sufficient for the payment of all accrued and unpaid federal, provincial, state and local income, withholding, social security, unemployment, excise, real property, tangible personal property, intangible personal property and other taxes of each Acquired Corporation, whether or not disputed, for the period reflected, and for all years and periods prior thereto. The provisions for Government Charges to be included in the Acquisition Audited Balance Sheets will be sufficient for the payment of all federal, provincial, state and local income, withholding, social security, unemployment, excise, real property, tangible personal property, intangible personal property and other taxes of each Acquired Corporation attributable to the period between the end of Prior Year 1 and the Pre-Effective Moment.

                    (d)  Each Acquired Corporation has withheld
     from each amount paid or credited to any person the amount of Government Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

                    (e) Schedule 6.10 attached to this Agreement accurately sets out, for purposes of the Income Tax Act, R.S.C. 1985,
     c. 1 (5th Supp.) (Canada) (the "Canadian Income Tax Act"), the following:

                         (1)  the paid-up capital of all issued and
     outstanding shares in the capital of the Acquired Corporations;

                         (2)  all non-capital losses of the Acquired
     Corporations;

                         (3)  all net capital losses of the Acquired
     Corporations;

                         (4)  the amount of all investment tax
     credits available to the Acquired Corporations;

                         (5)  the adjusted cost base of the
     Acquired Corporations' capital properties;

                         (6)  the cost of the Acquired Corporations'
     depreciable properties, the capital cost allowance taken in respect of each class of such properties and the undepreciated capital cost of each class of such properties;

                         (7)  the amount (if any) of the Acquired
     Corporations' capital dividend account;

                         (8)  the amount (if any) of the Acquired
     Corporations' cumulative eligible capital account; and

                         (9)  the amount (if any) of the Acquired
     Corporations' refundable dividend tax on hand.

                    (f)  Each Acquired Corporation is a
     Canadian-controlled private corporation, as defined in the Canadian Income Tax Act, and has been one since the date of its incorporation.

               6.11 Real and Personal Property Owned by the Acquired Corporations. The Acquired Corporations own no real property.
     Schedule 6.11 attached to this Agreement consists of a copy of the depreciation schedules filed as a part of the Acquired Corporations' two prior annual federal income tax returns (with deletions of any items disposed of prior to the date of this Agreement), a separate list of each item of depreciable personal property acquired by each Acquired Corporation since the Most Recent Balance Sheet Date and having a cost of CDN $1,000.00 or more, and a separate list of each item of intangible personal property presently owned by the Acquired Corporations. Certain of the Acquired Corporations also own various items of disposable type personal property such as office supplies that are not listed in Schedule 6.11. Each Acquired Corporation is the owner of and has good and marketable title to all of its properties and assets, whether tangible or intangible, in each case free and clear of all Encumbrances whatsoever, except as otherwise stated in
     Schedule 6.11. No other person or entity owns any asset which is being used in the business of each Acquired Corporation, except for premises and personal property leased by them. There are no agreements or commitments to purchase property or assets by the Acquired Corporations, other than in the ordinary course of their businesses.

               6.12 Leases. Schedule 6.12 attached to this Agreement is a correct and complete list and brief description of all leases or other agreements under which each Acquired Corporation is a tenant or lessee of, or holds or operates any property, real or personal, owned by any third party. Each Acquired Corporation is the owner and holder of the leasehold estates granted by each of the instruments described in Schedule 6.12 except as otherwise stated in
     Schedule 6.12. Each of said leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, enforceable in accordance with its terms. Each Acquired Corporation enjoys peaceful and undisturbed possession of all properties covered by all such leases and agreements, and there is not any existing default or event or condition which with notice or lapse of time, or both, would constitute an event of default under any of such leases or agreements. Each Acquired Corporation is exclusively entitled to all rights and benefits as lessee under such leases and agreements and each Acquired Corporation has not sublet, assigned, licensed or otherwise conveyed any rights in any leased premises or in any leases and agreements to any other person or entity. The names of the other parties to the leases, the description of the leased premises, the term, rent and other amounts payable under the leases and all renewal options available under the leases are accurately described in Schedule 6.12. All rental and other payments and other obligations required to be paid and performed by each Acquired Corporation pursuant to the leases have been duly paid and performed. No Acquired Corporation is in default of any of its obligations under the leases and, to the best of the knowledge of the Warranting Parties, none of the landlords or other parties to the leases are in default of any of their obligations under the leases. The terms and conditions of the leases will not be affected by, nor will any of the leases be in default as a result of, the completion of the transactions contemplated hereunder. The use by each Acquired Corporation of the leased premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan. Each Acquired Corporation has adequate rights of ingress to and egress from the leased premises for the operation of its business in the ordinary course.

               6.13  Insurance.

                    (a) Schedule 6.13(a) attached to this Agreement contains a correct and complete list, as of the date hereof, of all policies of casualty, fire and extended coverage, theft, errors and omissions, liability, life, and other forms of insurance owned or maintained by each Acquired Corporation. Such policies are in amounts deemed by the Warranting Persons to be adequate. Each such policy is, on the date hereof, in full force and effect, and no Acquired Corporation is in default with respect to the payment of any premium or compliance with any provision contained in any such policy.

                    (b)  Furthermore, Schedule 6.13(b) and Schedule
     6.17 attached to this Agreement contain a correct and complete list of all group life, group medical and disability or other similar forms of insurance which constitute an obligation of or benefit provided by each Acquired Corporation.

                    (c)  With respect to errors and omissions
     (professional liability) insurance policies listed in Schedule 6.13(c) (and showing in detail for each such policy, the carrier, retrodate, claims made or occurrence policy and limits), prior to the effective dates of such policies, except as set forth on Schedule 6.13(c) attached hereto, no Acquired Corporation has given notice to any insurer of any act, error or omission in services rendered by any agent or employee of an Acquired Corporation or that should have been rendered by any agent or employee of an Acquired Corporation arising out of the operations of the Acquired Corporation. Furthermore, no agent or employee of an Acquired Corporation has breached any such professional duty or obligation prior to the effective dates of such policies. With respect to such policies, each Acquired Corporation has given notice of any and all claims for any act, error or omission by any agent or employee of the Acquired Corporation with respect to professional services rendered or that should have been rendered as required by the terms of such policies (if any such notice has been given, its contents are described in Schedule 6.13(c)). No Acquired Corporation has taken or has failed to take any action which would provide the insurer with a defense to its obligation under any such policy, neither have each Acquired Corporation nor any of the Warranting Persons received from any such insurer any notice of cancellation or non-renewal of any such policy, and, except as set forth in Schedule 6.13(c), none of the Warranting Persons has any basis to believe that any Acquired Corporation, or any agent or employee of an Acquired Corporation, has breached any professional duty or obligation.

               6.14  Insurance Companies.  Schedule 6.14 attached to
     this Agreement contains a correct and complete list of all insurance companies with respect to which each Acquired Corporation has an
     agency contract or similar relationship.   Except as identified in
     Schedule 6.14, all relations between the Acquired Corporations and the insurance companies represented by them are good, and none of the Warranting Persons has any knowledge of any proposed termination of, or modification to, the existing relations between an Acquired Corporation and any of such insurance companies. Furthermore, except as otherwise set forth in Schedule 6.14, all accounts with all insurance companies represented by an Acquired Corporation or with whom an Acquired Corporation transacts business are current and there are no disagreements or unreconciled discrepancies between any Acquired Corporation and any such company as to the amounts owed by an Acquired Corporation.

               6.15 Customers. Except as identified in Schedule 6.15 attached to this Agreement, all relations between the Acquired Corporations and the present customers of any Acquired Corporation, including without limitation the relations and contractual arrangements and agreements with associations, are good and anticipated to continue unchanged after Closing, and no Warranting Person has any knowledge of any proposed termination of any insurance account presently written or serviced by an Acquired Corporation. Also, except as otherwise set forth in Schedule 6.15, all customer accounts, including, without limitation, those accounts with respect to which any Acquired Corporation has financed any premiums, are current. For purposes of Section 6.15, the terms "insurance account" and "customer account" shall be limited to accounts which generate an aggregate annual commission income of CDN $1,000.00 or more.
     The Warranting Persons have no knowledge of any facts which could reasonably be expected to result in the loss of any customers or sources or revenue of the business which, in the aggregate, would be material to the business or condition of any Acquired Corporation.

               6.16  Officers and Directors; Banks and Credit Cards;
     Powers of Attorney. Schedule 6.16 attached to this Agreement contains a correct and complete list of all officers and directors of each Acquired Corporation, a correct and complete list of the names and addresses of each bank in which an Acquired Corporation has any account or safe deposit box, together with the names of all persons authorized to draw on each such account or having access to any such safe deposit box, and a correct and complete list of the names of all persons having credit cards or holding powers of attorney from an Acquired Corporation.

               6.17  Compensation and Fringe Benefits.  Schedule 6.17
     attached to this Agreement contains a correct and complete list of each officer, director, employee or agent of each Acquired Corporation and the compensation paid to each such person. Also, Schedule 6.17 contains a description of all fringe benefits presently being provided by each Acquired Corporation to any employees or agents of an
     Acquired Corporation.  Schedule 6.17 attached hereto sets forth the name, job title, duration of employment, vacation entitlement, employee benefit entitlement and rate of remuneration (including bonus and commission entitlement) of each employee of the Acquired
     Corporations.   Schedule 6.17 also sets forth the names of all
     employees of the Acquired Corporations who are now on disability, maternity or other authorized leave or who are receiving workers' compensation or short-term or long-term disability benefits.

               6.18  Patents, Trademarks, Copyrights and Trade Names.
     Each Acquired Corporation owns or is possessed of or is licensed under such patents, trademarks, trade names and copyrights as are used in, and are of material importance to, the conduct of the Acquired Corporation's business, all of which are in good standing and uncontested. Schedule 6.2(a) attached to this Agreement contains a correct and complete list of all patents, trademarks, trade names and copyrights owned by or registered in the name of an Acquired Corporation. There is no material claim pending or, to the best knowledge of any of the Warranting Persons, threatened against an Acquired Corporation with respect to any alleged infringement of any patent, trademark, trade name or copyright owned or licensed to anyone other than an Acquired Corporation.

               6.19  Indebtedness.  Schedule 6.19 attached to this
     Agreement contains a correct and complete list of all instruments, agreements or arrangements pursuant to which an Acquired
     Corporation has borrowed any money, incurred any indebtedness or established any line of credit which represents a liability of an Acquired Corporation. True and complete copies of all such written instruments, agreements or arrangements have heretofore been delivered to, or made available for inspection by, Buyer. Each
     Acquired Corporation has performed all of the obligations required to be performed by it to date, and is not in default in any material respect under the terms of any such written instruments, agreements or arrangements, and no event has occurred which, but for the passage of time or the giving of notice, or both, would constitute such a default.

               6.20  Employment Agreements and Other Material
     Contracts. Schedule 6.20 attached to this Agreement contains a complete list of every employment agreement, independent contractors and brokerage agreement, and a list and brief description of all material contracts, agreements and other instruments to which each Acquired Corporation is a party at the date hereof. Except as identified in Schedule 6.20, or in any other Schedule attached to this Agreement, no Acquired Corporation is a party to any oral or written:
     (i) material contract, agreement or other instrument not made in the ordinary course of business; (ii) contract for the employment of any person which is not terminable (without liability) on notice permitted at law; (iii) license, franchise, distributorship, dealer, manufacturer's representative, sales agency or advertising agreement; (iv) contract with any labor union or organization; (v) lease, mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any real or personal property, whether as lessor, lessee or otherwise; (vi) contract to provide facilities, equipment, services or merchandise to any other person, firm or corporation; (vii) contract for the future purchase of materials, supplies, services, merchandise or equipment; (viii) profit-sharing, bonus, deferred compensation, stock option, severance pay (other than severance on termination of employment as permitted at law), pension, retirement or other plan or agreement providing employee benefits; (ix) agreement or arrangement for the sale of any of its properties, assets or rights or for the grant of any preferential rights to purchase any of its assets, properties, or rights; (x) guaranty, subordination or other similar or related type of agreement;
     (xi) contract or commitment for capital expenditures; (xii) agreement or covenant not to compete, solicit or enter into any particular line of business; or (xiii) agreement for the acquisition of any business or substantially all of the properties, assets or stock or other securities of any business under which there are any continuing or unperformed obligations on the part of an Acquired Corporation. No Acquired Corporation is in default in any material respect under any agreement, lease, contract or other instrument to which it is a party. No party with whom an Acquired Corporation has any agreement which is of material importance to any Acquired Corporation's business is in material default thereunder. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, each Acquired Corporation is entitled to all benefits thereunder and, to the best of the knowledge of the Warranting Persons, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments under which an Acquired
     Corporation's rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

               6.21 Absence of Certain Events. Since the Most Recent Balance Sheet Date, the business of all Acquired Corporations has been conducted only in the ordinary course and in substantially the same manner as theretofore conducted, and no Acquired Corporation has, since the Most Recent Balance Sheet Date:

                    (i) issued any stocks, bonds or other corporate securities or granted any options, warrants or other rights calling for the issue thereof, or increased any form of compensation or other benefits payable or to become payable to any of the employees, directors or officers of an Acquired Corporation;

                    (ii) incurred, or become subject to, any material obligation or liability (whether absolute or contingent) except: (A) current liabilities incurred in the ordinary course of business,
     (B) obligations under contracts entered into in the ordinary course of business, and (C) obligations under contracts not entered into in the ordinary course of business which are listed in Schedule 6.20 attached hereto;

                    (iii) discharged or satisfied any Encumbrance or paid any obligation or liability (whether absolute or contingent) other than current liabilities shown on the Most Recent Balance Sheet and current liabilities incurred since the Most Recent Balance Sheet Date in the ordinary course of business;

                    (iv) declared or made any payment of dividends or distribution of any assets of any kind whatsoever to stockholders or purchased or redeemed any of its capital stock;

                    (v) mortgaged, pledged or subjected to any Encumbrance, any of its assets and properties, real, tangible or intangible;

                    (vi) sold or transferred any of its assets, properties or rights, or cancelled any debts or claims, except in each case in the ordinary course of business, or entered into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or which required the consent of any party to the transfer and assignment of any of its assets, properties or rights;

                    (vii) suffered any extraordinary losses (whether or not covered by insurance) or waived any extraordinary rights of value;

                    (viii) entered into any transaction other than in the ordinary course of business except as herein stated;

                    (ix) amended its articles of incorporation or bylaws;

                    (x) increased the rate of compensation payable or to become payable by it to any of its employees or agents over the rate being paid to them at the Most Recent Balance Sheet Date;

                    (xi) made or permitted any amendment to or termination of any material contract, agreement or license to which it is a party other than in the ordinary course of business;

                    (xii) made capital expenditures or entered into any commitments therefor aggregating more than CDN $1,000.00;

                    (xiii) purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of business;

                    (xiv) waived, cancelled or written-off any rights, claims, accounts receivable or any amounts payable to an Acquired Corporation, except in the ordinary course of business;

                    (xv) had any customer terminate, or communicate to an Acquired Corporation the intention or threat to terminate, its relationship with an Acquired Corporation, except in the case of customers whose business are not individually or in the aggregate material to any Acquired Corporation's business; or

                    (xvi) made any material change with respect to any method of management, operation or accounting in respect of any Acquired Corporation's business.

          Except as contemplated by this Agreement, or the Schedules referred to in this Agreement, between the date hereof and the Closing Date, no Acquired Corporation will, without the prior written consent of the Buyer, do any of the things listed above in clauses (i) through (xvi) of this Section 6.21.

               6.22 Investigations and Litigation. There is no investigation by any governmental agency pending, or, to the best knowledge of the Warranting Persons, threatened, against or adversely affecting any Acquired Corporation, and except as set forth on Schedule 6.22, there is no action, suit, proceeding or claim pending, judicial or administrative, or, to the best knowledge of the Warranting Persons, threatened, against any Acquired Corporation, or its business, properties, assets or goodwill, which might have a material adverse effect on any Acquired Corporation, or against or affecting the transactions contemplated by this Agreement. There is no outstanding order, injunction, judgment or decree of any court, government or governmental agency against or affecting any Acquired Corporation, or its business, properties, assets or goodwill.

               6.23  Overtime, Back Wages, Vacation and Minimum
     Wages. To the best knowledge of the Warranting Persons, no present or former employee of any Acquired Corporation has any claim against any Acquired Corporation (whether under federal, provincial, state or other law) under any employment agreement, or otherwise, on account of or for: (i) overtime pay for any period other than the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation or time off (or pay in lieu thereof), other than that earned in respect of the current fiscal year; or
     (iv) any violation of any statute, ordinance, rule or regulation relating to minimum wages or maximum hours of work, except as otherwise set forth in Schedule 6.23 to this Agreement.

               6.24  Discrimination, Occupational Safety and Other
     Statutes and Regulations. No persons or parties (including, without limitation, governmental agencies of any kind) have any claim, or basis for any claim, action or proceeding, against any Acquired Corporation arising out of any statute, ordinance, rule or regulation relating to discrimination in employment or employment practices or occupational safety and health standards.

               6.25  Labor Matters, Employment Standards and
     Employee  Benefit Plans.

                    (a) No Acquired Corporation is subject to any agreement with any labor union or employee association and has not made any commitment to or conducted negotiations with any labor union or employee association with respect to any future agreement and, to the best of the knowledge of the Warranting Persons, during the period of five (5) years preceding the date of this Agreement there has been no attempt to organize, certify or establish any labor union or employee association in relation to any of the employees of any Acquired Corporation.

                    (b) There are no existing or, to the best of the knowledge of the Warranting Persons, threatened, labor strikes or labor disputes, grievances, controversies or other labor troubles affecting any Acquired Corporation or their businesses.

                    (c)  Each Acquired Corporation has complied
     with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against any Acquired Corporation relating to unfair labor practices or discrimination or under any legislation relating to employees. Each Acquired Corporation has paid in full all amounts owing under the Workers' Compensation Act, R.S.M. 1987, c. W200 (Manitoba) or other applicable provincial legislation, and the workers' compensation claims experience of any Acquired Corporation would not permit a penalty reassessment under such legislation.

                    (d)  Except as listed in Schedule 6.25 or
     Schedule 6.17 attached to this Agreement, no Acquired Corporation has, and is not subject to, any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees, other than the Canada Pension Plan, R.S.C. 1985, c. C-8, and other similar health plans established pursuant to statute and specified on
     Schedule 6.25. Schedule 6.25 also lists the general policies, procedures and work-related rules in effect with respect to employees of each Acquired Corporation, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. (The plans, programs, policies, practices and procedures listed in Schedule 6.25 are hereinafter collectively called the "Benefit Plans"). Complete and correct copies of all documentation establishing or relating to the Benefit Plans listed in Schedule 6.25 or, where such Benefit Plans are oral commitments, written summaries of the terms thereof, and the most recent financial statements and actuarial reports related thereto and all reports and returns in respect thereof filed with any regulatory agency within three
     (3) years prior to the date hereof have been provided to Buyer.

                    (e) No Acquired Corporation has, or has ever had, any pension plans included in the Benefit Plans for any of their employees.

                    (f)  There are no pending claims by any
     employee covered under the Benefit Plans or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to any Acquired Corporation and, to the best of the knowledge of the Warranting Persons, there is no basis for such a claim. There are no employees or former employees of any Acquired Corporation who are receiving from any Acquired
     Corporation any pension or retirement payments, or who are entitled to receive any such payments, not covered by a pension plan to which any Acquired Corporation is a party.

               6.26  Competitors.  Except as disclosed in Schedule
     6.26 attached to this Agreement, none of the Warranting Persons has any interest, direct or indirect, as an owner, partner, agent, shareholder, officer, director, employee, consultant or otherwise, in any firm, partnership, corporation or other entity that is engaged in the insurance agency business, or any aspect thereof, other than a corporation listed on a national securities exchange or a corporation whose securities are traded in the over-the-counter market.

               6.27  Accounts and Notes Receivable.  The reserve for
     bad debts, if any, contained in the Most Recent Balance Sheet and to be contained in the Acquisition Audited Balance Sheet was, or, as the
     case may be, will be, calculated on a consistent basis which, in the
     light of past experience, is considered adequate.   Except as set forth
     in Schedule 6.27 attached hereto, all accounts receivable and all notes receivable of the Acquired Corporations or any entities related to them reflected in the Acquisition Audited Balance Sheet are and will be fully collectible when due at the aggregate amount shown, less the bad debt allowance stated therein, it being the intent of all of the parties to this Agreement that the Warranting Persons are hereby representing and warranting to Buyer the full collectibility when due of all of the notes receivable and accounts receivable of each Acquired
     Corporation in the aggregate amount shown in the Acquisition Audited Balance Sheet, less the bad debt allowance stated therein. Except as set forth in Schedule 6.27, all notes receivable of each Acquired Corporation are due and payable within one year after the Closing
     Date. Any such notes receivable due and payable more than one year after the Closing Date ("Long Term Notes") will be fully collectible when due at the aggregate amount shown. Except as further set forth in Schedule 6.27, no Long Term Notes are secured by any interest in property, whether it be real, personal or intangible. The parties acknowledge that after the Amalgamation, the collection policies of Buyer shall apply to all of the accounts of Agency acquired by Buyer and Buyer shall be able to cancel for nonpayment any of the former Agency accounts which are not current under Buyer s guidelines.

               6.28  Permits, Licenses and Consents.

                    (a) All permits, licenses and approvals of all federal, provincial, state or local regulatory agencies, which are required in order to permit each Acquired Corporation and its employees and agents to carry on business as now conducted by each Acquired Corporation, have been obtained by such Acquired Corporation and are current.

                    (b)  Except as specified in Schedule 6.28,
     attached hereto, none of the Acquired Corporations and no Warranting Person is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Acquired Corporations or the Warranting Persons (or will need to be obtained by Buyer):

                         (1)  in connection with the execution,
     delivery or performance of this Agreement or the completion of any of the transactions contemplated herein;

                         (2)  to avoid the loss of any permit,
     license, certification or other authorization; or

                         (3)  in order that the authority of the
     Acquired Corporations to carry on the business of the Agency in the ordinary course and in the same manner as presently conducted remain in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

               Complete and correct copies of any agreements under which the Acquired Corporations and the Warranting Persons are obligated to request or obtain any such consent have been provided to Buyer and identified on Schedule 6.20.

                    (c) All of Acquired Corporations' licenses are listed in Schedule 6.28 attached hereto and are valid and subsisting. Complete and correct copies of the licenses have been delivered to Buyer. Each Acquired Corporation is in compliance with all terms and conditions of the licenses. There are no proceedings in progress, pending or, to the best of the knowledge of the Warranting Persons, threatened, which could result in the revocation, cancellation or suspension of any of the licenses.

               6.29  No Violation or Default.

                    (a)  The execution and delivery of this
     Agreement by the Warranting Parties and the Acquired Corporations, and the performance of this Agreement by them, will not violate, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of any Acquired Corporation or of any indenture, contract, agreement or other instrument to which any Acquired Corporation is a party or is bound including, without limitation, any program or agency contract with any insurance company.

                    (b)  There are no outstanding work orders,
     non-compliance orders, deficiency notices or other such notices relative to the leased premises of any Acquired Corporation, the other properties and assets of any Acquired Corporation or its business which have been issued by any regulatory authority, police or fire department, sanitation, environment, labor, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. Each Acquired Corporation's business is not being carried on, and none of the leased premises or the other properties or assets of an Acquired Corporation are being operated in a manner which is in contravention of any statute, regulation, rule, code, standard or policy. No amounts are owing by any Acquired Corporation in respect of its leased premises to any governmental authority or public utility, other than current accounts which are not in arrears.

               6.30 HRH Stock. The Warranting Persons understand and acknowledge that the HRH Stock to be received by the Shareholders pursuant to this Agreement is registered and is subject to Rule 145 of the Securities Exchange Commission and any other applicable rules; the HRH Stock is being acquired for investment purposes only and not with a view to distribution or resale; any sale or other disposition of the HRH Stock shall be made pursuant to all applicable laws and regulations.

               6.31  Financing Statements.  Except as disclosed on
     Schedule 6.31, there are no financing statements or other security interests of any kind filed or required to be filed against any of the Acquired Corporations' assets or affecting the use of, or title to, such assets ("Financing Statements"). Except as further disclosed on
     Schedule 6.31, there are no deferred money purchase notes related to any Acquired Corporation's acquisition of any portion of its assets ("Notes"). Any such liabilities related to the Financing Statements or Notes can and will be paid off at or prior to Closing, except as further detailed on Schedule 6.31 and agreed to by Buyer.

               6.32 Brokers. Except as disclosed in Schedule 6.32, neither the Acquired Corporations nor any of the Warranting Persons has employed any broker or finder for the purposes of completing the transactions contemplated herein such that no commission, finder's fee, brokerage fee or similar charge will be incurred for the consummation of the transactions contemplated herein.

               6.33 Disclosure. On or before February 1, 1996, each Shareholder received copies of (i) a prospectus used in connection with the offering of up to 5,000,000 shares of common stock of HRH, dated February 12, 1992, (ii) Buyer's 1994 annual report, (iii) Buyer's Form 10-K for 1994, and (iv) Form 10-Q of Buyer as of September 30, 1995, and will acknowledge receipt of the supplement to the prospectus in connection with the registration of the HRH Stock with the Securities and Exchange Commission.

               6.34  Warranting Person's Residency and Investment
     Canada Act. The Warranting Persons are not non-residents of Canada within the meaning of the Canadian Income Tax Act. Other than notification to Investment Canada under Section 11 of the Investment Canada Act, R.S.C. 1985, c. 28 (1st Supp.) (the "Investment Canada Act"), there are no other governmental notices that must be filed or delivered in connection with the consummation of this transaction. The transactions contemplated by this Agreement are not considered "reviewable" under the Investment Canada Act, and only notice of this transaction need be made to Investment Canada officials in connection with the acquisition of the Acquired Corporations. Notice under the Investment Canada Act may be made within thirty (30) days after the Closing Date without prejudice or penalty, and such notice shall be in the form of Exhibit 6.34 attached hereto.

               6.35 Corporate Records. The corporate records and minute books of the Acquired Corporations, all of which shall have been provided to Buyer at Closing, contain complete and accurate minutes of all meetings of the directors and shareholders of the Acquired Corporations held since their incorporation, and original signed copies of all resolutions and bylaws duly passed or confirmed by the directors or shareholders of each Acquired Corporation other than at a meeting. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of each Acquired Corporation are complete and accurate. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of each Acquired Corporation has been duly paid.

               6.36 Environmental Matters.

                    (a)  For the purposes of this Agreement, the
     following terms and expressions shall have the following meanings:

                         (1)  "Environmental Laws" means all
     applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and in the United States (whether federal, state or local) relating to the protection and preservation of the environment, occupational health and safety, product safety, product liability or Hazardous Substances, including, without limitation, the Dangerous Goods Handling and Transportation
     Act, R.S.M. 1987, c.  D12 (Manitoba), as amended from time to time
     (the "DGHTA"), and the Canadian Environmental Protection Act,
     R.S.C. 1985, c. 16  (4th Supp.), as amended from time to time (the
     "CEPA").

                         (2)  "Environmental Permits" includes all
     orders, permits, certificates, approvals, consents, registrations and licenses issued by any authority of competent jurisdiction under Environmental Laws.

                         (3)  "Hazardous Substance" means,
     collectively, any contaminant (as defined in the DGHTA), toxic substance (as defined in the CEPA), dangerous goods (as defined in the Transportation of Dangerous Goods Act, R.S.C. 1985, c. T-19 (Canada), as amended from time to time) or pollutant or any other substance which when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health.

                         (4)  "Release" means any release, spill,
     leak, emission, discharge, leach, dumping, escape or other disposal which is or has been made in contravention of any Environmental Laws.

                    (b) The Acquired Corporations, the operation of their business, the property and assets owned or used by any Acquired Corporation and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. Each Acquired Corporation has complied with all reporting and monitoring requirements under all Environmental Laws. No Acquired Corporation has received any notice of any non-compliance with any Environmental Laws, and no Acquired Corporation has ever been convicted of an offence for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

                    (c) Each Acquired Corporation has obtained all Environmental Permits necessary to conduct its business and to own,
     use and operate the properties and assets of the Agency.   All such
     Environmental Permits are listed in Schedule 6.36 and complete and correct copies thereof have been provided to Buyer.

                    (d) There are no Hazardous Substances located on or in any of the properties or assets owned or used by any Acquired Corporation, and no Release of any Hazardous Substances has occurred on or from the properties and assets of an Acquired Corporation or has resulted from the operation of the business and the conduct of all other activities of an Acquired Corporation. No Acquired Corporation has used any of its properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and none of the real properties or leased premises of any Acquired Corporation has been or is being used as a landfill or waste disposal site.

                    (e)  Without limiting the generality of the
     foregoing, there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls
     (PCBs) or radioactive substances located on or in any of the properties or assets owned or used by any Acquired Corporation. No Acquired Corporation is, and there is no basis upon which any Acquired Corporation could become, responsible for any clean-up or corrective action under any Environmental Laws. No Acquired Corporation has ever conducted or caused to be conducted an environmental audit, assessment or study of any of its properties or assets.

               6.37 Restrictions on Doing Business.  No Acquired
     Corporation is a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise
     to conduct its business as it may determine.    No Acquired Corporation
     is subject to any legislation or any judgment, order or requirement of any court or governmental authority which is not of general application to persons carrying on a business similar to its business.
     To the best of the knowledge of the Warranting Persons, there are no facts or circumstances which could materially adversely affect the ability of the Agency to continue to operate its business as presently conducted following the completion of the transactions contemplated by this Agreement.

               6.38 Non-Arm's Length Matters.  No Acquired
     Corporation is a party to or bound by any agreement with, is not indebted to, and no amount is owing to an Acquired Corporation by, the Warranting Persons or any of their affiliates or any officers, former officers, directors, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of the Acquired Corporations or any person not dealing at arm's length with any of the foregoing. Since December
     31, 1995, no Acquired Corporation has made or authorized any payments to the Shareholders or any of their affiliates or any officers, former officers, directors, former directors, shareholders, former shareholders, employees or former employees of an Acquired
     Corporation or to any person not dealing at arm's length with any of the foregoing, except for salaries and other employment compensation payable to employees of an Acquired Corporation in the ordinary course of the routine daily affairs of the Acquired Corporations' business and at the regular rates payable to them. "Arm's length" will have the meaning ascribed to such term under the Canadian Income
     Tax Act.

               6.39 Government Assistance. Schedule 6.39 attached hereto describes all agreements, loans, other funding arrangements and assistance programs (collectively called "Government Assistance Programs") which are outstanding in favor of the Acquired Corporations from any federal, provincial, municipal or other government or governmental agency, board, commission or authority, domestic or foreign (collectively called "Government Agencies"). Complete and correct copies of all documents relating to the Government Assistance Programs have been delivered to Buyer. Each Acquired Corporation has performed all of its obligations under the Government Assistance Programs, and no basis exists for any Government Agencies to seek payment or repayment by any Acquired Corporation of any amount or benefit received by it under any Government Assistance Programs.

               6.40 Material Misstatements or Omissions. No representation or warranty by the Warranting Persons, or any of them, contained in this Agreement, or in any document, statement, certificate, Schedule, financial statement or other information furnished or to be furnished to Buyer by or on behalf of the Warranting Persons, or any of them (whether before or after the execution of this Agreement), pursuant to this Agreement, or at any time in connection with the transactions contemplated by this Agreement has contained, contains, or will when furnished contain, any untrue statement of a material fact, or omits, or will then omit to state, a material fact necessary to make the statements contained herein or therein not misleading.

          7.   REPRESENTATIONS AND WARRANTIES OF HRH AND THE
     BUYER. HRH and Buyer, jointly and severally, represent and warrant, as of the date hereof and as of the Closing Date, to the Seller as follows:

               7.1 Organization and Standing of HRH and Buyer. HRH is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Canada.

               7.2 Authority. The execution, delivery and performance of this Agreement by HRH and Buyer have been duly and validly approved by all necessary corporate actions. Except for any securities or stock exchange approvals which shall have been obtained prior to the Closing Date, no governmental or other authorization, approval or consent for the execution, delivery and performance of this Agreement by HRH and Buyer is required. The execution and delivery of this Agreement by HRH and Buyer and the performance of this Agreement by HRH and Buyer will not violate, result in a breach of, or constitute a default under, the articles of incorporation or bylaws of HRH or Buyer or any indenture, contract, agreement or other instrument to which HRH and/or Buyer is a party or is bound.

               7.3 Capitalization of HRH and Buyer. As of December 31, 1995, the authorized capital stock of HRH consisted of 50,000,000 shares of common stock, no par value, of which 13,706,764 shares were issued and outstanding, fully paid and nonassessable, and as of the date of this Agreement the authorized capital stock of Buyer consisted of an unlimited number of Classes A,B,C and D common and preferred shares, and an unlimited number of Classes E and F preferred shares, of which 200 Class A common, 1,691,810 Class A preferred, 211,838 Class B common, 2,344,010 Class B preferred and 14,180 Class C preferred shares were issued and outstanding, fully paid and nonassessable.

               7.4 Status of HRH Stock. The HRH Stock to be issued to the Seller pursuant to this Agreement will, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

               7.5 Brokers' or Finders' Fees. No agent, broker, person, or firm acting on behalf of HRH or any of its subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee or financial advisory fee in connection with any of the transactions contemplated herein.

               7.6 Investment Canada Act. HRH is an "American" for purposes of and within the meaning of the Investment Canada Act.


                             PART C:

                     PRE-CLOSING AGREEMENTS

          8. ACCESS AND INFORMATION. The Shareholders shall cause the Acquired Corporations and all employees of the Acquired Corporations to give to Buyer, and any and all authorized representatives of the Buyer (including auditors and attorneys), full and unrestricted access, during normal business hours, to the offices, assets, properties, contracts, books and records of the Acquired Corporations in order to give the Buyer full opportunity to make such investigations as it deems appropriate with respect to the affairs of the Agency, and shall further cause the Acquired Corporations, and all employees of the Acquired Corporations, to provide to the Buyer during such period such additional information concerning the affairs of the Acquired Corporations as the Buyer may reasonably request.
     All information obtained from any such investigation shall be held in confidence, and, in the event of the termination of this Agreement, the Buyer covenants with the Warranting Persons that the Buyer will use its best efforts to deliver to the Shareholders all documents, working papers and other written information concerning the Acquired Corporations obtained or prepared in connection with any such investigation. Regardless of any such investigation by the Buyer, all representations and warranties of the Warranting Persons contained in this Agreement shall remain in full force and effect and no such investigation shall cause or result in a waiver by the Buyer of any of the representations and warranties of the Warranting Persons contained herein.

          9.    CONDUCT OF THE ACQUIRED CORPORATIONS
     PENDING THE CLOSING DATE. The Warranting Persons represent and covenant that, since December 31, 1995 and the Closing Date:

                9.1   Operate in Ordinary Course.  The Acquired
     Corporations will have been operated only in the ordinary course of business.

                9.2   Negative Covenants.  The Acquired
     Corporations will not have done any of the things listed in clauses (i) through (xvi) of Section 6.21 of this Agreement.

                9.3   Continuing Accuracy of Representations.
     There shall have been no action, or failure to act, which would render any of the representations and warranties of the Warranting Persons contained in this Agreement or in any other information or document delivered or provided to the Buyer by the Acquired Corporations or the Shareholders prior to the execution of this Agreement untrue or incorrect in any material respect.

                9.4 Preserve Business Organizations. Except as otherwise requested by the Buyer, and without making any commitment on the Buyer's behalf, the Shareholders will have used their best efforts to preserve the Acquired Corporations' business organizations intact, to keep available to the Buyer the services of its present employees, and to preserve for the Buyer the goodwill of the Acquired Corporations' customers and others having business relations with them.

                9.5 Corporate Approvals. The boards of directors of the Acquired Corporations will have recommended to the applicable Warranting Persons that they adopt this Agreement. Each Acquired Corporation agrees to have submitted this Agreement to the applicable shareholders for adoption by unanimous written consent with waiver of notice of the terms of this Agreement prior to the Closing Date.
     Unless there is a failure of the Buyer to fulfill its conditions set forth in Section 11 hereof or there is a material adverse change in the financial conditions of the Buyer, the Warranting Persons covenant to adopt this Agreement and to approve all related aspects of this Agreement within the time period contemplated herein.

                             PART D:

               CONDITIONS PRECEDENT TO PERFORMANCE

          10.   CONDITIONS PRECEDENT TO PERFORMANCE BY THE
     BUYER. The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or fulfillment, on or prior to the Closing Date, of the following conditions precedent, in addition to all other conditions precedent contained in this Agreement, each of which may be waived by Buyer:

                10.1 Representations and Warranties. Buyer shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by the Warranting
     Persons contained in this Agreement, or in any financial statement, certificate, Schedule, Exhibit or other document attached to or delivered pursuant to this Agreement, and all representations and warranties of the Warranting Persons, or any of them, contained in this Agreement and in any financial statement, certificate, Schedule, Exhibit or other document attached to or delivered pursuant to this Agreement, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect, except as affected by transactions expressly authorized herein or otherwise approved in writing by Buyer, as though such representations and warranties had been made on and as of the Closing Date; and the Warranting Persons shall have delivered to Buyer a certificate, dated the Closing Date, and signed by all of them, to the foregoing effect, substantially in the form and substance as set forth in Exhibit 10.1.

                10.2 Covenants. The Acquired Corporations and the Warranting Persons shall have performed and complied in all material respects with all covenants, agreements and conditions required under this Agreement to be performed or complied with by them on or before the Closing Date; and the Acquired Corporations and the Warranting Persons shall have delivered to Buyer a certificate dated the Closing Date, and signed by all of them, to the foregoing effect, substantially in the form and substance as set forth in Exhibit 10.1.

                10.3 Litigation. No suit, action or proceeding, or governmental investigation, against or concerning, directly or indirectly, any Acquired Corporation, or any of the Acquired
     Corporations' assets and properties, shall have been instituted or reinstituted, nor shall any basis therefor have arisen, that might result in any order or judgment of any court or of any administrative agency which, in the opinion of counsel for Buyer, renders it impossible or inadvisable for Buyer to consummate or cause to be consummated the transactions contemplated by this Agreement.

                10.4  Approval by Counsel.  All transactions
     contemplated hereby, and the form and substance of all legal proceedings and of all instruments used or delivered hereunder, shall be reasonably satisfactory to counsel for Buyer.

                10.5 Opinion of Counsel. Buyer shall have received a favorable opinion, dated as of the Closing Date, from the law firm of __________________, counsel for the Acquired Corporations and the Shareholders, substantially in the form and substance as set forth in
     Exhibit 10.5 and otherwise reasonably satisfactory to counsel for Buyer.

                10.6 Delivery of Acquired Stock. There shall be duly tendered to Buyer at the Closing not less than one hundred percent (100%) of the shares of the Acquired Stock issued and outstanding at the time of the Closing.

                10.7  Continuation of Acquired Corporation
     Contracts. To the extent desired by Buyer, Buyer shall have obtained a statement in writing from each of the insurance companies identified in Schedule 6.14 of this Agreement, in form satisfactory to the Buyer and Buyer's counsel, by which each such insurance company agrees that it will not terminate its program or insurance agency contract solely by reason of the transactions contemplated in this Agreement, and further agrees that it will continue to recognize the Agency, and its successors and assigns, as its agent under the existing contract between such company and the Agency or that it will enter into a substantially similar contract with the Agency, or its successors and assigns.

                10.8  Shareholder Employment Agreements. An
     Employment Agreement between the Surviving Corporation, as the employer, and the Seller, as the employee in form and substance as set forth in Exhibit 10.8 attached hereto, shall have been duly executed by the Seller and delivered to Buyer.

                10.9  Other Employment Agreements.  Employment
     Agreements between the Surviving Corporation, as the employer, and such of its employees as specified in Schedule 10.9 attached hereto, in form previously approved by the President of Buyer, shall be in full force and effect or such new agreements as have been requested by Buyer shall have been executed, substantially in the form and substance as set forth in Exhibit 10.9 attached hereto.

                10.10 No Material Adverse Change. There shall have been no material adverse change in the Acquired Corporations' business, business prospects, assets and properties, or goodwill between the date of the execution of this Agreement and the Closing
     Date. Without limiting the foregoing, the definition of material adverse change with respect to the insurance accounts and programs included in the Agency's "Book of Business" contained in Section 6.9 above is, by this reference, incorporated herein.

                10.11 Satisfaction of Certain Obligations. At or prior to the Closing, unless waived in writing by Buyer, all of the liabilities listed or required to be listed in Schedule 6.31 as Financing
     Statements or Notes shall have been satisfied in full.

                10.12 Leases. The lease described in Schedule 6.12 shall be terminated.

                10.13 Resolutions. Buyer shall receive certified copies of resolutions adopted by the unanimous written consent of the board of directors and shareholders of each Acquired Corporation, in form satisfactory to counsel for Buyer, authorizing the execution and delivery of this Agreement by the Acquired Corporations and the consummation of the transactions contemplated hereby, including, without limitation, the resignation (as officers and directors) of all officers and members of the board of directors of each Acquired Corporation.

                10.14 Approvals and Consents. All statutory requirements for the valid consummation by Warranting Persons of the transactions contemplated by this Agreement shall have been fulfilled; and, all authorizations, consents and approvals of all federal, provincial, state, local and foreign governmental agencies and authorities, and all consents and approvals under contracts to which the Acquired Corporations are parties, required to be obtained in order to permit consummation by Warranting Persons of the transactions contemplated by this Agreement and to permit the business presently carried on by the Agency to continue unimpaired immediately following the Closing Date of this Agreement shall have been obtained.

                10.15 Unanimous Shareholder Agreements. The shareholder of the Surviving Corporation shall have executed an Unanimous Shareholder Agreement substantially in the form of agreement attached hereto as Exhibit 10.15 and the respective boards of directors of Buyer and the Surviving Corporation shall be comprised of an appropriate number of Canadian residents so as to comply with the provisions of the Canada Business Corporations Act.

                10.16 Rule 145 Compliance. The persons and entities listed on Exhibit 10.16 shall have executed and delivered to Buyer a letter agreement substantially in the form attached as part of
     Exhibit 10.16 agreeing to comply with the provisions of Rule 145.

                10.17 Full Releases. Each Warranting Person shall have executed and delivered a full release of any and all claims, demands or interests of any kind that they may have as to any Acquired Corporation substantially in the form attached hereto as
     Exhibit 10.17.

                10.18 Indemnity Agreement. Seller shall have executed the Indemnity Agreement attached hereto as Exhibit 10.18 , whereby Shareholders have agreed to indemnify Buyer and HRH jointly and severally for any matter for which a Seller agrees to indemnify Buyer and HRH herein.

                10.19 Tail Insurance. The Warranting Persons shall collectively obtain tail insurance coverage for claims arising under errors and omissions in form and substance satisfactory to HRH and Buyer, and shall name HRH, HRH Canada and the Surviving
     Corporation as additional named insureds for all prior acts.


          11.   CONDITIONS PRECEDENT TO PERFORMANCE BY THE
     WARRANTING PERSONS. The obligations of the Warranting Persons to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or fulfillment on or prior to the Closing Date, of the following conditions, in addition to any other conditions contained in this Agreement, each of which may be waived, collectively, by all of the Warranting Persons:

                11.1 Representations. The Warranting Persons shall not have discovered any material error, misstatement or omission in any of the representations and warranties made by Buyer contained in this Agreement, and all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect, except as otherwise approved in writing by the Warranting Persons, as though such representations and warranties had been made on and as of the Closing Date; and Buyer shall have delivered to the Warranting Persons a certificate, dated the Closing Date, to the foregoing effect, substantially in the form and substance as set forth in Exhibit 11.1.

                11.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required under this Agreement to be performed and complied with by Buyer; and Buyer shall have delivered to the Warranting Persons a certificate dated the Closing Date, to the foregoing effect, substantially in the form and substance as set forth in Exhibit 11.1.

                11.3  Effective Registration Statement.  The
     registration statement on Form S-4 under the Securities Act of 1933 shall have been amended or supplemented and be effective under such Act and not the subject of any "stop order" or threatened "stop order" and the amended or supplemented prospectus shall have been delivered to the Shareholders for their review and subsequent approval of this Agreement and the transactions contemplated thereby.

                11.4  Approval by Counsel.  All transactions
     contemplated hereby, and the form and substance of all legal proceedings and of all instruments used or delivered hereunder, shall be reasonably satisfactory to counsel for the Warranting Persons.

                11.5 Opinion of Counsel. The Shareholders shall have received a favorable opinion, dated as of the Closing Date, from the law firm of Williams, Mullen, Christian & Dobbins, counsel for Buyer, substantially in the form and substance as set forth in Exhibit
     11.5 and otherwise reasonably satisfactory to counsel for the Warranting Persons.

                11.6  Delivery of HRH Stock.  There shall be
     delivered to the Seller at the Closing the shares of HRH Stock comprising the Consideration, other than the Escrowed Shares.

                11.7 Resolutions. The Seller shall receive certified copies of resolutions adopted by the boards of directors of HRH and Buyer, in form satisfactory to counsel for the Seller, authorizing the execution and delivery of this Agreement by HRH and Buyer and the consummation of the transactions contemplated hereby.

                             PART E:

               CLOSING AND POST-CLOSING COVENANTS

          12.   ADDITIONAL REQUIREMENTS ON CLOSING AND
     POST-CLOSING  MATTERS AND AGREEMENTS.

                12.1  Resignations.  At the Closing, the Warranting
     Persons shall deliver to the Buyer, unless otherwise instructed by the Buyer, the written resignations of all officers and directors of the Acquired Corporations, effective as of the Closing Date, and shall take, or cause to be taken, all other actions as the Buyer may request with respect to changes in the officers and directors of the Acquired Corporations as the Buyer, in the sole discretion of the Buyer, may deem advisable.

                12.2 Minute Books. At the Closing, the Warranting Persons shall cause to be delivered to the Buyer the minute book or minute books of the Acquired Corporations, all stock books of the Acquired Corporations, the corporate seals of the Acquired Corporations, if any, and all books and records pertaining to the Acquired Corporations and the Acquired Corporations' business assets and properties and liabilities.

                12.3. Delivery of Acquisition Audit Balance Sheet.
     The Shareholders shall cause to be delivered to the Surviving
     Corporation as soon after the Closing Date as is practicable, and in all events no later than sixty-two (62) days after the Closing Date, the Acquisition Audit Balance Sheets, as defined in Section 3.1(a), and its related work papers and other financial documents prepared therefor.
     The Acquisition Audit Balance Sheets will be true and correct, will be in accordance with the books and records of the Acquired
     Corporations, will present fairly the financial conditions and results of operations of the Acquired Corporations as of the date and for the period indicated, will not contain any untrue statement of a material fact nor will omit to state any material fact required to be stated to make the Acquisition Audit Balance Sheets not misleading.

                12.4. Post-Acquisition Filings. The Shareholders shall cause to be timely filed, at no expense which has not previously been reserved for on the Acquisition Audit Balance Sheets, all federal, provincial, state and local tax returns of all kinds required to be filed by the Acquired Corporations for all tax periods ending on or prior to the Closing Date ("Post-Acquisition Filings"). All Post-Acquisition Filings will be true and correct and, prior to actual filing thereof, Shareholders shall deliver drafts of such filings to the Surviving Corporation for its review. The Surviving Corporation shall allow the Shareholders, upon receiving reasonable written notice, all necessary access to the books and records of the Acquired Corporations in order to allow the Shareholders to comply with this provision.

                12.5 Accounts Receivable. In the event of any delinquency or nonpayment of any portion of a Long Term Note, the Shareholders shall be obligated to satisfy such deficiency in the same manner as specified below for all other receivables of the Acquired Corporations. The Surviving Corporation will use reasonable efforts in accordance with its customary collection practices to collect all such notes receivable, the accounts receivable, debit balances in the company payables of the Acquired Corporations. However, if, after the last day of the three-month period commencing on the Closing
     Date, the Surviving Corporation shall not have received payment of the accounts receivable, notes receivable, debit balances in the company payables (other than Long Term Notes) of the Surviving Corporation in the aggregate amount reflected in the Acquisition Audited Balance Sheet, less the reserve for bad debts stated therein, then, upon notice to the Shareholders, and the submission to him from time to time of reasonable evidence of nonpayment, the Shareholders shall at such times be unconditionally obligated to forthwith pay the full amount of the difference to the Surviving Corporation against the delivery to the Shareholders of an assignment of such defaulted accounts, notes, balances and payables and of any security held for any such accounts, notes, balances and payables. In such event, the Shareholders shall have the right to institute any collection proceedings desired in the name of the Agency, provided that the Shareholders shall indemnify and hold harmless the Surviving Corporation from and against any and all demands, claims, actions and causes of action arising out of or in any manner relating to or arising out of any such collection proceeding, and from and against any and all loss, damage, liability, cost and expense, including attorneys' fees at the trial level and in connection with all appellate proceedings, incident thereto.

                12.6 Investment Canada Act. The Shareholders shall cooperate with the Surviving Corporation and HRH in the preparation and filing of notice to all appropriate Canadian federal governmental officials of any notice required under the Investment Canada Act.

                12.7  Further Assurances.  The Seller hereby
     covenants and agrees that at any time and from time to time after the Closing Date he will, upon the request of the Surviving Corporation, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances (including the obtaining of consents not obtained prior to Closing) as may be required for the better carrying out and performance of all the terms of this Agreement.

                             PART F:

                         INDEMNIFICATION

          13.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
     AND  INDEMNIFICATION.

                13.1  Survival of Representations and Warranties.
     Except with respect to the representations and warranties as to the ownership of the Stock contained in Section 6.4 and the representations and warranties as to the title to the properties and assets of the Acquired Corporations contained in Section 6.11, all of which shall survive in perpetuity, and except with respect to the representations and warranties as to tax liabilities of the Acquired Corporations contained in Section 6.10, which shall survive until one
     (1) year after the expiration of any applicable statute of limitations, the representations and warranties made herein or pursuant hereto by the Warranting Persons shall survive the Closing only for a period of three
     (3) years from and after the Closing Date.

                All representations and warranties made herein or pursuant hereto by Buyer shall survive the Closing only for a period of three (3) years from and after the Closing Date.

                13.2  Indemnification Agreement by Warranting
     Persons. The Warranting Persons jointly and severally, shall indemnify and hold harmless the Buyer, HRH, the Acquired Corporations and the Surviving Corporation, and their respective successors and assigns from and against and in respect of one hundred percent (100%) of:

                      (i)   All indebtednesses, obligations and
     liabilities of the Acquired Corporations or the Surviving Corporation of any nature whatsoever, whether accrued, absolute, contingent or otherwise, existing at the close of business as of the Pre-Effective Moment to the extent not reflected or reserved against in full in the Acquisition Audited Balance Sheets (defined in Section 3 hereof), including, without limitation, any claims for errors and omissions (to the extent not covered by insurance) and any tax liabilities to the extent not so reflected or reserved against, accrued in respect of, or measured by the income of any Acquired Corporation for any period on or prior to the Closing Date, or arising out of transactions entered into, or any state of facts existing, prior to such date;

                      (ii)  Without limiting the generality of the
     indemnity set forth in Section 13.2(i) above, (1) any and all tax liabilities, whether federal, provincial, state, local or otherwise, including interest and penalties for any time period on or prior to the Closing Date, and (2) any and all tax liabilities arising or resulting from the transactions consummated in connection with this Agreement;

                      (iii) All liabilities of, or claims against, any Acquired Corporation or the Surviving Corporation arising out of any contract or commitment of the character described in Section 6.20 hereof and not listed or described in Schedule 6.20 attached to this Agreement, or arising out of any contract or commitment entered into or made by any Acquired Corporation between the date of the execution of this Agreement and the Closing Date except as expressly permitted under any of the provisions of this Agreement;

                      (iv)  Subject to the provisions of Sections
     6.27 and 12.5 of this Agreement, any nonpayment on demand, when due, of any accounts receivable or notes receivable of the Acquired Corporations;

                      (v)   Any and all claims, demands, actions
     and causes of action arising out of or in any way relating to any Benefit Plan ever maintained by any Acquired Corporation;

                      (vi) Any loss, damage, liability or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of the Warranting Persons, or any of them, under the terms of this Agreement, or from any misrepresentation in or omission from any financial statement, certificate, Schedule, Exhibit or other document proposed by or at the direction of the Warranting Persons, or any of them, and attached to this Agreement or delivered or to be delivered to the Buyer under the terms of this Agreement, irrespective of any due diligence review or investigation that may have been conducted by HRH or its representatives or the delivery of any documents or information by any Warranting Person to HRH or its representatives prior to the execution of this Agreement; and

                      (vii) All demands, claims, actions, suits, proceedings, loss, damage, liability, judgments, costs and expenses (including, without limitation, court costs and attorneys' fees at the trial level and in connection with all appellate proceedings) incident to any of the foregoing.

                In addition, Buyer shall have the right to assert offset against any of Buyer's Deferred Obligations which may be due to the Shareholders on account of, and to the extent of, the foregoing. It is acknowledged that any loss, damage, liability or deficiency suffered by Buyer for which the Warranting Persons are to indemnify Buyer pursuant to the foregoing shall be the net after tax amount of any such loss, damage, liability or deficiency suffered by Buyer.

                13.3  Indemnification Agreement by HRH and Buyer.
     HRH and the Surviving Corporation shall indemnify and hold harmless the Shareholders, and each of them, and their respective heirs and personal representatives from and against and in respect of:

                      (i) Any loss, damage, liability or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Buyer under the terms of this Agreement; and

                      (ii)  All demands, claims, actions, suits,
     proceedings, loss, damage, liability, judgments, costs and expenses (including, without limitation, court costs and attorneys' fees at the trial level and in connection with all appellate proceedings) incident to any of the foregoing.

                13.4  Assertion of Indemnification Claim.  Either the
     Seller or HRH, or the Surviving Corporation, as the case may be (an "Indemnified Party"), shall give notice to the other (an "Indemnifying Party") as soon as possible after the Indemnified Party has actual knowledge of any claim as to which indemnification may be sought and the amount thereof, if known, and supply any other information in the possession of the Indemnified Party regarding such claim, and will permit the Indemnifying Party (at its expense) to assume the defense of any third party claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and provided further that the omission by the Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and the Indemnifying Party is materially damaged as a result of the failure to give notice. The Indemnifying Party may settle or compromise any third party claim or litigation with the consent of the Indemnified Party which consent may not be unreasonably withheld.

                The Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any third party claim or demand at its own expense. In the event that the Indemnifying Party does not assume the defense of any matter as above provided, then the Indemnified Party shall have the right to defend any such third party claim or demand, and will be entitled to settle any such claim or demand in its discretion. In any event, the Indemnified Party will cooperate in the defense of any such action and the records of each party shall be available to the other with respect to such defense.

                13.5  Limitation of Amount of Indemnity and Escrow
     of  HRH Stock.   Notwithstanding anything in the foregoing to the
     contrary, HRH and the Surviving Corporation shall retain on the Closing Date from the HRH Stock to be delivered to the Shareholders, as security for the indemnity provided to it herein, CDN $50,000 worth of shares of the HRH Stock ("Escrowed Shares"). By his execution of this Agreement, the Seller has granted to HRH and the Surviving Corporation a security interest in his portion of the Escrowed Shares, and has consented to the escrow provision described herein and has granted unto HRH and the Surviving Corporation a continuing limited power of attorney to act over his proportionate number of the Escrowed Shares pursuant to this Agreement, which power of attorney is coupled with an interest and is not revocable until the later of: (i) March 1, 1997; (ii) determination and settlement of any amounts pursuant to Section 3.1(e); and (iii) determination and settlement of any amounts claimed by Buyer as of March 1, 1997, pursuant to Section 13.4 ("Escrow Release Date").

                Between the Closing Date and the Escrow Release
     Date, HRH and the Surviving Corporation shall hold the Escrowed
     Shares and shall deposit any dividends received thereon in an interest-bearing account. Upon the Escrow Release Date, and absent a written directive to the contrary from each such Shareholder not desiring to receive his shares pro rata, HRH and the Surviving Corporation shall distribute the Escrowed Shares, less any reduction in such shares pursuant to the resolution of a claim under this Agreement, plus any additional shares issued pursuant to this Agreement, to the Shareholders pro rata in accordance with the following percentages:
     42.30769% for George R. Depres, and 19.23077% for each other Shareholder. Dividends on the Escrowed Shares and the interest earned thereon ("Escrow Funds") shall be distributed in the same manner determined according to the immediately preceding sentence.
     If Escrowed Shares are used to satisfy the indemnity provided herein, the Escrow Funds shall be reduced by a percentage equal to the fraction established where the numerator is the number of Escrowed Shares used to satisfy such indemnity and the denominator is the number of Escrowed Shares. The value of the Escrowed Shares as of the date of any satisfaction of such indemnity shall be the value, per share, at the average of the closing price on the New York Stock Exchange for common stock of HRH for each of ten (10) consecutive trading days with the tenth and final trading day being the last trading day which is ten (10) trading days prior to the realization of such indemnity, and the Exchange Rate to be applied to determine the amount to satisfy an indemnity shall be determined in the same manner as set forth in Section 2.1(d). For the period from the Closing Date to the Escrow Release Date, the Shareholders shall be entitled to exercise all voting rights which may attach to the Escrowed Shares.

                13.6 Remedies Cumulative. The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.
     Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.


                             PART G:

                    MISCELLANEOUS PROVISIONS

          14. EXPENSES. All expenses (including, without limitation, legal, auditing and other related expenses) incurred in connection with this transaction by the Acquired Corporations and the Shareholders shall be the joint and several responsibility of the Shareholders, and all expenses incurred by HRH and the Buyer in connection with this transaction shall be the sole responsibility of the Surviving Corporation.

          15.   DEFAULT.

                15.1 Default by the Warranting Persons. Except as otherwise expressly provided in this Agreement, if the Warranting Persons shall fail to perform or comply with any covenant, agreement or condition contained in this Agreement that is required to be performed or complied with by the Warranting Persons on or prior to the Closing Date, then the Buyer, at the option of the Buyer, may seek specific performance of this Agreement or the Buyer, at the option of the Buyer, may elect to sue such defaulting party for damages. In the event the Buyer elects to sue for specific performance, the Warranting Persons expressly waive any claim or defense that Buyer has an adequate remedy at law.

                15.2 Default by the Buyer. Except as otherwise expressly provided in this Agreement, if the Buyer shall fail to perform or comply with any covenant, agreement or condition contained in this Agreement that is required to be performed or complied with by the Buyer on or prior to the Closing Date, then the Seller may seek specific performance of this Agreement or may elect to sue for damages. In the event the Seller elects to sue for specific performance, the Buyer expressly waives any claim or defense that the Seller has an adequate remedy at law.

          16. NOTICES. All notices or other communications permitted or required to be given hereunder by any party to any other party shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid:

          (a)   If to the Seller:


          With copy to:


          (b)   If to Buyer:

                Mr. Robert H. Hilb, President
                HILB, ROGAL AND HAMILTON COMPANY
                4235 Innslake Drive
                P.O. Box 1220
                Glen Allen, Virginia  23060-1220

          With copy to:

                Walter L. Smith, Esquire
                HILB, ROGAL AND HAMILTON COMPANY
                4235 Innslake Drive
                P.O. Box 1220
                Glen Allen, Virginia  23060-1220

          and to:

                William J. Benos, Esquire
                WILLIAMS, MULLEN, CHRISTIAN & DOBBINS
                1021 East Cary Street
                Richmond, Virginia  23219

          Notices delivered personally or by telecopier, telex or other similar communication shall be effective when delivered. Notices forwarded by registered, certified or overnight mail shall be deemed effective when received or in any event not later than ten (10) days after deposit in the mails, postage prepaid. Any party wishing to change any above named person or address may do so by complying with the notice provisions of this Section.

          17.   EXTENSION OF TIME AND WAIVER.

                17.1 Time is of the essence with respect to this Agreement. However, the parties hereto may, by mutual agreement in writing, extend the time for the performance of any of the obligations of the parties hereto.

                17.2 Each party for whose benefit a representation, warranty, covenant, agreement or condition is intended may, in writing: (i) waive any inaccuracies in the warranties and representations contained in this Agreement; and (ii) waive compliance with any of the covenants, agreements or conditions contained herein and so waive performance of any of the obligations of the other parties hereto, and any default hereunder; provided, however, that any such waiver shall not affect or impair the waiving party's rights in respect to any other representation, warranty, covenant, agreement or condition or any default with respect thereto.

          18.   MISCELLANEOUS PROVISIONS.

                18.1  Counterparts and Execution.

                      (a)   Any number of counterparts of this
     Agreement and its Ancillary Agreements may be signed and delivered, each of which shall be considered the original and all of which, together, shall constitute one and the same instrument and shall be effective as of the date thereof.

                      (b)   This Agreement and its Ancillary
     Agreements may be executed by one or more of the parties by facsimile transmitted signature and all parties agree that the reproduction of signatures by way of facsimile device will be treated as though such reproductions were executed originals.

                18.2  Governing Law.  This Agreement shall be
     governed by and construed in accordance with the laws of the Province of Manitoba and the laws of Canada applicable therein.

                18.3 Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the parties hereto with respect to the transactions contemplated hereby, expressly superseding all prior Agreements and understandings, whether oral or written, and no change, modification, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless reduced to writing and signed by the party or parties against whom enforcement is sought.

                18.4 Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                18.5 No Assignment. Neither this Agreement, nor any rights or liabilities hereunder, may be assigned by any party without the prior written consent of all of the other parties, except that Buyer, without the consent of anyone, may assign this Agreement to a subsidiary of Buyer. In the event of any such assignment by Buyer, Buyer shall remain liable to the Shareholders for the payment of Buyer's Deferred Obligations in the same manner as if no assignment had been made.

                18.6 Survival. Notwithstanding anything in the foregoing to the contrary, any rights which the Warranting Persons, HRH or Buyer may have at law or in equity against the other for a misstatement or omission by such party which should have been made, corrected or disclosed by such party, at or prior to the Closing Date, shall survive for the applicable period provided by Section 13.1. In addition, all covenants of the parties under this Agreement, including without limitation the nonsolicitation covenant contained in
     Section 18.13 below, shall survive the Closing.

                18.7  Schedules and Exhibits.  The Schedules and
     Exhibits referenced in this Agreement are an integral part of this Agreement and are to be deemed a part of this Agreement whether attached hereto on execution of this Agreement or anytime thereafter.

                18.8 Acceptance. The binding date of acceptance of this Agreement shall be the date on which the last of the parties executes the same.

                18.9  Singular and Plural Cases and Gender.
     Notwithstanding anything in the foregoing to the contrary, where required by the context, the singular and plural cases and the masculine, feminine and neuter genders, respectively, shall be interchangeable.

                18.10 Knowledge. Any reference herein to "the best of (a party's) knowledge" or to a party's "knowledge" will mean the actual knowledge of that party and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

                18.11 Binding Effect. Except as otherwise provided in this Agreement, the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective heirs, devisees, personal representatives, successors and assigns.

                18.12 Announcements. No public announcement with respect to the transactions contemplated by this Agreement shall be made by any of the parties hereto without the prior written approval of HRH.

                18.13 Nonsolicitation. Seller, by signature hereto, covenants that he shall not for a period of three (3) years after the effective date of the Amalgamation, directly or indirectly, except on behalf of Surviving Corporation, its successors or assigns, solicit or accept risk management, insurance or bond business from any of the customers of Agency as of February 29, 1996. Seller, by signature hereto, acknowledges: (i) that this covenant is ancillary to this Stock Purchase Agreement, is integral hereto and is independent of any other provision herein, (ii) that this covenant is reasonably necessary for the protection of Surviving Corporation's legitimate business interests; (iii) that this covenant poses no undue hardship on the Seller and is reasonably limited as to duration and scope; and (iv) that this covenant is in addition to any covenants which Seller may make in any employment or other agreements executed or to be executed with Surviving Corporation. Further, if any part of this covenant is deemed overbroad or void as against public policy, Seller, by signature hereto, acknowledges that such invalid portions shall be severable from this covenant and specifically requests that, upon such event, this covenant be reformed ("blue-pencilled") to permit Surviving
     Corporation to obtain the maximum permissible benefit from this covenant.

           EXECUTED by the parties to this Agreement as of the ______ day of March, 1996.

                            2992575 MANITOBA LTD.


                            By: __________________
                            Its: __________________

                            DEPRES HARLAND & ASSOCIATES
                                 INSURANCE &  SURETY
                                 BROKERS, LTD.


                            By: __________________
                            Its: __________________

                            SELLER:




                            HILB, ROGAL AND HAMILTON
     COMPANY


                            By: ____________________
                            Its:____________________

                            HAYHURST ELIAS DUDEK, INC.


                            By: ____________________
                            Its:____________________



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